Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2022, relating to the financial statements and financial highlights of Engine No. 1 Transform 500 ETF and Engine No. 1 Transform Climate ETF, each a series of Engine No. 1 ETF Trust, for the year or period ended October 31, 2022, and to the references to our firm under the headings “Fund Service Providers,” “Financial Highlights,” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Engine No. 1 Transform Supply Chain ETF, a series of Engine No. 1 ETF Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin

February 23, 2023

C O H E N  &  C O M P A N Y ,  L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board